Exhibit 99.1

0

OHIO LEGACY CORP

COMMON SHARES

THIS REVOCABLE PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF OHIO LEGACY CORP.

The undersigned shareholder of Ohio Legacy Corp., an Ohio corporation (“Ohio Legacy”), hereby constitutes and appoints Louis M. Altman and Brian C. Layman, or either one of them, as the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution in each, to attend the Special Meeting of Shareholders of Ohio Legacy to be held at 1:00 p.m., local time, on January 27, 2017, at Acute Care Solutions Education Center, 4565 Dressler RD. NW, Canton, Ohio 44718 (the “Special Meeting”), and at any adjournments thereof, and to vote all of the Ohio Legacy common shares that the undersigned is entitled to vote at the Special Meeting (or at any adjournment thereof) on the following proposals, which are described in the accompanying proxy statement/prospectus dated December 19, 2016:

(Continued and to be signed on the reverse side.)

1.1	14475

SPECIAL MEETING OF SHAREHOLDERS OF

OHIO LEGACY CORP

January 27, 2017

GO GREEN

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Important Notice Regarding the Availability of Proxy Materials

For the Special Meeting of Shareholders to be held on January 27, 2017:

Ohio Legacy’s Notice of Special Meeting of Shareholders and proxy statement/prospectus are available online at:

http://www.snl.com/irweblinkx/GenPage.aspx?IID=4051079&GKP=203217.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

00030003000000000000 8	012717

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
		1.	To adopt and approve the Agreement and Plan of Merger by and between United Community Financial Corp., The Home Savings and Loan Company of Youngstown, Ohio, Ohio Legacy Corp. and Premier Bank & Trust dated as of September 8, 2016, and to approve the transactions contemplated thereby, including the merger of Ohio Legacy Corp. with and into United Community Financial Corp.	☐	☐	☐
2.

To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to adopt and approve the Agreement and Plan of Merger.

				☐	☐	☐

THE COMMON SHARES OF OHIO LEGACY EVIDENCED BY THIS REVOCABLE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE OHIO LEGACY COMMON SHARES EVIDENCED BY THIS REVOCABLE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2, IF PERMITTED BY APPLICABLE LAW.

All Revocable Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Special Meeting of Shareholders of Ohio Legacy and of the accompanying proxy statement/prospectus dated December 19, 2016, is hereby acknowledged.

PLEASE DATE, SIGN AND RETURN THIS REVOCABLE PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.